UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2019

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1001 Research Park Blvd., Suite 100

Charlottesville, VA 22911

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

1180 Seminole Trail, Suite 495

Charlottesville, VA 22902

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2019, Bankole A. Johnson, M.D., DSc., M.B., ChB., M.Phil., DFAPA, FRCPsych, FACFEI joined Adial Pharmaceuticals, Inc. (the “Company”) as its Chief Medical Officer pursuant to the terms of a three year agreement. In connection with this new position, Dr. Johnson stepped down from the Board of Directors of Adial and from his position as Chairman. Dr. Johnson will also leave his position as the Chair of the Department of Psychiatry at the University of Maryland to devote greater focus to his new duties with the Company.

From November 2010 until March 25, 2019, Dr. Johnson, age 59, served as the Chairman of the Company’s Board of Directors. Dr. Johnson is a world-leading neuroscientist and pioneer in the development of medications for the treatment of alcohol abuse and is the inventor of all patents covering the use of ondansetron as a treatment for AUD (denoted as “AD04” as referenced herein). Dr. Johnson joins the Company’s senior management team as the Company prepares to commence a Phase 3 clinical trial of AD04 for people suffering from Alcohol Use Disorder (AUD). As one of the foremost leaders in the field of addiction medicine, Dr. Johnson was the initial United States investigator who studied injectable naltrexone (Vivitrex®, now Vivitrol®) for the treatment of AUD, and pioneered the use of topiramate for AUD and other addictions; topiramate is now widely used for AUD. Using a precision medicine approach, Dr. Johsnon made the landmark discovery that formed the scientific basis for the utility of AD04, and conducted the pivotal Phase 2b clinical trial for this indication. That study indicated that AD04 has the potential to be an effective treatment for AUD among those with a specific genetic pattern affecting the serotonin system.

In August 2013, Dr. Johnson was appointed Chair of the Department of Psychiatry at the University of Maryland School of Medicine, where he led the new Brain Science Research Consortium Unit. From 2004 until August 2013, he served as Chairman of the Department of Psychiatry and Neurobehavioral Sciences at the University of Virginia and as Alumni Professor.

Dr. Johnson graduated in Medicine from Glasgow University in 1982 and trained in Psychiatry at the Royal London and Maudsley and Bethlem Royal Hospitals. In addition to his medical degree, he trained in research at the Institute of Psychiatry (University of London) and conducted studies in neuropsychopharmacology for his doctoral thesis (degree from Glasgow University) on the Medical Research Council unit at Oxford University. More recently, in 2004, Dr. Johnson earned his Doctor of Science degree in Medicine from Glasgow University—the highest degree that can be granted in science by a British university. His primary area of research expertise is the neuropsychopharmacology of medications for treating addictions.

Dr. Johnson is a licensed physician and board-certified psychiatrist throughout Europe and in the United States. He is the Principal Investigator on National Institutes of Health (NIH)-funded research studies utilizing neuroimaging, neuropharmacology, and molecular genetics techniques. Dr. Johnson’s clinical expertise is in the fields of addiction, biological, and forensic psychiatry. Honors include service on numerous NIH review and other committees including special panels.

Dr. Johnson was the 2001 recipient of the Dan Anderson Research Award for his “distinguished contribution as a researcher who has advanced the scientific knowledge of addiction recovery.” He received the Distinguished Senior Scholar of Distinction Award in 2002 from the National Medical Association. Dr. Johnson also was an inductee of the Texas Hall of Fame in 2003 for contributions to science, mathematics, and technology, and in 2006 he received the American Psychiatric Association’s (APA’s) Distinguished Psychiatrist Lecturer Award. In 2007, he was named as a Fellow in the Royal College of Psychiatrists, and in 2008 he was elected to the status of Distinguished Fellow of the APA. In 2009, he received the APA’s Solomon Carter Fuller Award, honoring an individual who has pioneered in an area that has benefited significantly the quality of life for Black people. In 2010, he was named as a Fellow in the American College of Neuropsychopharmacology. In 2013, Dr. Johnson was honored by the NIH as a recipient of the Jack Mendelson Award for work that has “transformed our understanding of how abnormalities of the brain promote addiction”. And, he is the 2019 recipient of the R. Brinkley Smithers Distinguished Scientist Award from the American Society for Addiction Medicine, which “recognizes and honors an individual who has made highly meritorious contributions in advancing the scientific understanding of alcoholism an, its prevention and treatment.”

Dr. Johnson was Field Editor-in-Chief of Frontiers in Psychiatry, serves on the Editorial Board of The American Journal of Psychiatry, and reviews for over 30 journals in pharmacology, neuroscience, and the addictions. He has over 200 publications and 15,459 citations (h-index = 56; see http://en.wikipedia.org/wiki/H-index). Dr. Johnson also has edited three books: Drug Addiction and Its Treatment: Nexus of Neuroscience and Behavior, Handbook of Clinical Alcoholism Treatment, and Addiction Medicine: Science and Practice, one of the foremost reference textbooks in the field. The second edition of Addiction Medicine: Science and Practice is scheduled to be released in 2019.

Dr. Johnson has served as a consultant to Johnson & Johnson (Ortho-McNeil Janssen Scientific Affairs, LLC), Transcept Pharmaceuticals, Inc., D&A Pharma, Organon, Psychological Education Publishing Company (PEPCo LLC), and Eli Lilly and Company. He also has served on the Extramural Advisory Board for National Institute of Alcoholism and Alcohol Abuse (NIAAA) (2004-present), the National Advisory Council for National Institute of Drug Abuse (NIDA) (2004-2007), the Medications Development Subcommittee of NIDA’s Advisory Council on Drug Abuse (2004-2007), and the Medications Development Scientific Advisory Board for NIDA (2005-2009). In addition, he has been the recipient of research grant support from both NIAAA and NIDA.

Dr. Johnson’s three year consulting agreement with the Company (the “Consulting Agreement”) provides that Dr. Johnson will serve as the Company’s Chief Medical Officer and devote 75% of his working time to the business and affairs of the Company and will receive: (i) an annual fee of $370,000 a year; (ii) a signing bonus of $250,000; and (iii) an option to purchase 250,000 shares of the Company’s common stock. The shares of common stock underlying the option award vests pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $3.01 per share.

There are no family relationships between Professor Johnson and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer of the Company. Additionally, there have been no transactions involving Professor Johnson that would require disclosure under Item 404(a) of Regulation S-K that have not been previously disclosed. Professor Johnson’s resignation of from the Company’s Board of Directors was not the result of any disagreement with the Company.

The information contained in this Item 5.02 regarding the Consulting Agreement is qualified in its entirety by a copy of the Consulting Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release that was issued announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the press release is being furnished to the Securities and Exchange Commission (the “Commission”) and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the Commission.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement between Adial Pharmaceuticals, Inc. and Dr. Bankole Johnson, dated March 24, 2019

99.1	Press Release, dated March 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2019	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

4